Exhibit 10.3

EXECUTION COPY

FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of September 20, 2013, is entered into among CLOUD PEAK ENERGY RECEIVABLES LLC, a Delaware limited liability company, as seller (the “Seller”), CLOUD PEAK ENERGY RESOURCES LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Cloud Peak”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), the various Conduit Purchasers, Related Committed Purchasers and Purchaser Agents party hereto, MARKET STREET FUNDING LLC (“Market Street”), as Assignor (as defined below), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and as Assignee (as defined below).

RECITALS

1.                                      The parties hereto are parties to that certain Receivables Purchase Agreement, dated as of February 11, 2013 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).

2.                                      Concurrently herewith, the Seller, the Servicer, each Purchaser Agent and the Administrator are entering into that certain Amended and Restated Fee Letter (the “Fee Letter”), dated as of the date hereof.

3.                                      Market Street, as the assignor (in such capacity, the “Assignor”), desires to sell, assign and delegate to PNC, as the assignee (in such capacity, the “Assignee”), all of the Assignor’s rights under, interest in, title to and obligations under the Agreement and the other Transaction Documents (collectively, the “Assigned Documents”), and the Assignee desires to purchase and assume from the Assignor all of the Assignor’s rights under, interest in, title to and obligations under the Assigned Documents.

4.                                      After giving effect to the assignment and assumption contemplated in Section 2 of this Amendment, each of the parties hereto desires that Market Street cease to be a party to the Agreement and each of the other Assigned Documents to which it is a party and to be discharged from its duties and obligations as a Purchaser or otherwise under the Agreement and each of the other Assigned Documents.

5.                                      The parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                            Certain Defined Terms.  Capitalized terms that are used but not defined herein shall have the meanings set forth in, or by reference in, the Agreement.

SECTION 2.                            Assignment and Assumption.

(a)                                 Sale and Assignment by Assignor to Assignee.  At or before 2:00 pm (New York time) on the date hereof, the Assignee shall pay to the Assignor, in immediately available funds, (i) the amount set forth on Schedule I hereto (such amount, the “Capital Payment”) representing 100.00% of the aggregate Capital of the Assignor under the Agreement on the date hereof and (ii) the amount set forth on Schedule I hereto representing all accrued but unpaid (whether or not then due) Discount, Fees and other costs and expenses payable in respect of such Capital to but excluding the date hereof (such amount, the “CP Costs and Other Costs”; together with the Capital Payment, collectively, the “Payoff Amount”).  Upon the Assignor’s receipt of the Payoff Amount in its entirety, the Assignor hereby sells, transfers, assigns and delegates to the Assignee, without recourse, representation or warranty except as otherwise provided herein, and the Assignee hereby irrevocably purchases, receives, accepts and assumes from the Assignor, all of the Assignor’s rights under, interest in, title to and all its obligations under the Agreement and the other Assigned Documents.  Without limiting the generality of the foregoing, the Assignor hereby assigns to the Assignee all of its right, title and interest in the Purchased Interest.

Payment of each portion of the Payoff Amount shall be made by wire transfer of immediately available funds in accordance with the payment instructions set forth on Schedule II hereto.

(b)                                 Removal of Assignor.  From and after the Effective Date (as defined below), the Assignor shall cease to be a party to the Agreement and each of the other Assigned Documents to which it was a party and shall no longer have any rights or obligations under the Agreement or any other Assigned Document (other than such rights which by their express terms survive termination thereof).

(c)                                  Acknowledgement and Agreement.  Each of the parties and signatories hereto (i) hereby acknowledges and agrees to the sale, assignment and assumption set forth in clause (a) above, (ii) expressly waives any notice or other applicable requirements set forth in any Transaction Document as a prerequisite or condition precedent to such sale, assignment and assumption (other than as set forth herein) and (iii) acknowledges and agrees that this Section 2 is in form and substance substantially similar to a Transfer Supplement.

SECTION 3.                            Joinder.

(a)                                 PNC as a Related Committed Purchaser. From and after the date hereof, PNC shall be a Related Committed Purchaser party to the Agreement for all purposes thereof and of the other Transaction Documents as if PNC were an original party to the Agreement in such capacity, and PNC assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Related Committed Purchasers contained in the Agreement and the other Transaction Documents.

(b)                                 Appointment of PNC as Purchaser Agent of PNC’s Purchaser Group.  PNC hereby designates itself as, and PNC hereby agrees to perform the duties and obligations of, the Purchaser Agent for PNC’s Purchaser Group.  From and after the date hereof, PNC shall be a Purchaser Agent party to the Agreement, for all purposes of the Agreement and the other Transaction Documents as if PNC were an original party to the Agreement in such capacity, and PNC assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Purchaser Agents contained in the Agreement and the other Transaction Documents.

(c)                                  Commitment.  The Commitment of PNC under the Agreement as a Related Committed Purchaser shall be the applicable amount set forth on Exhibit B hereto.

(d)                                 Consent to Joinder. Each of the parties hereto consents to the foregoing joinder of PNC as a party to the Agreement in the capacities of a Related Committed Purchaser and Purchaser Agent, and any otherwise applicable conditions precedent thereto under the Agreement and the other Transactions Documents (other than as set forth herein) are hereby waived.

SECTION 4.                            Amendments to the Agreement.  The Agreement is hereby amended as follows:

(a)                                 The following new Section 1.1(c) is hereby added to the Agreement immediately following existing Section 1.1(b):

(c)                                  Each of the parties hereto hereby acknowledges and agrees that from and after the First Amendment Effective Date, the Purchaser Group that includes PNC, as a Purchaser Agent and as a Purchaser, shall not include a Conduit Purchaser, and each request by the Seller for ratable Purchases by the Conduit Purchasers pursuant to Section 1.1(a)(x) shall be deemed to be a request that the Related Committed Purchasers in PNC’s Purchaser Group make their ratable share of such Purchases.

(b)                                 Section 1.6(b) of the Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.

(c)                                  Section 1.8(a)(i) of the Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.

(d)                                 Section 1.11 of the Agreement is hereby replaced in its entirety with the following:

Section 1.11   Inability to Determine Euro-Rate or LMIR.

(a)                                 If the Administrator (or any Purchaser Agent) determines before the first day of any Settlement Period (or solely with respect to LMIR, on any day) (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, (i) deposits in dollars (in the relevant amounts for such Settlement Period) are not being offered to banks in the interbank eurodollar market for such Settlement Period, (ii) adequate means do not exist for ascertaining the Euro-Rate or LMIR for such Settlement Period (or portion thereof) or (iii) the Euro-Rate or LMIR does not accurately reflect the cost to any Purchaser (as determined by the related Purchaser or the applicable Purchaser Agent) of maintaining any Portion of Capital during such Settlement Period (or portion thereof), then the Administrator shall give notice thereof to the Seller.  Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall, on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately), be converted to the Alternate Rate determined by reference to the Base Rate.

(b)                                 If, on or before the first day of any Settlement Period (or solely with respect to LMIR, on any day), the Administrator shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive) that any Change in Law, or compliance by such Affected Person with any Change in Law, shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at the Alternate Rate and based upon the Euro-Rate or LMIR, the Administrator shall notify the Seller thereof.  Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall be converted to the Alternate Rate determined by reference to the Base Rate either (i) on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately) if such Affected Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day, or (ii) immediately, if such Affected Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day.

(e)                                  The following new defined terms and definitions thereof are hereby added to Exhibit I to the Agreement in appropriate alphabetical order:

“LMIR” means for any day during any Settlement Period, the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrator from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

“First Amendment Effective Date” means the date on which that certain First Amendment to this Agreement, dated as of September 20, 2013, becomes effective in accordance with its terms.

(f)                                   The definition of “Alternate Rate” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:

“Alternate Rate” for any Settlement Period for any Capital (or portion thereof) funded by any Purchaser other than through the issuance of Notes, means an interest rate per annum equal to: (i) solely with respect to PNC, as a Purchaser, (a) the daily average LMIR for such Settlement Period or (b) if LMIR is unavailable pursuant to Section 1.11, the daily average Base Rate for such Settlement Period or (ii) with respect to any Purchaser other than PNC, the greater of: (a) the sum of the Applicable Margin plus the Euro-Rate for such Settlement Period and (b) the daily average Base Rate for such Settlement Period; provided, however, that the “Alternate Rate” for any day while a Termination Event has occurred and is continuing shall be an interest rate per annum equal to the sum of 2.00% per annum plus the greater of (i) the Base Rate in effect on such day and (ii) the Euro-Rate at such time.

(g)                                  The definition of “Business Day” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:

“Business Day” means any day (other than a Saturday or Sunday) on which:  (a) banks are not authorized or required to close in Broomfield, Colorado, Gillette, Wyoming, Pittsburgh, Pennsylvania, or New York City, New York, and (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate or LMIR, dealings are carried out in the London interbank market.

(h)                                 The definition “Year” set forth in the definition of “Discount” set forth in Exhibit I to the Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.

(i)                                     The definition of “Purchaser Group” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:

“Purchaser Group” means, (i) for any Conduit Purchaser, such Conduit Purchaser, together with such Conduit Purchaser’s Related Committed Purchasers and related Purchaser Agent and (ii) for PNC, PNC, as a Purchaser Agent and a Related Committed Purchaser.

(j)                                    Schedule V to the Agreement is hereby replaced in its entirety with Exhibit A attached hereto.

(k)                                 Schedule VI to the Agreement is hereby replaced in its entirety with Exhibit B attached hereto.

SECTION 5.                            Representations and Warranties.  Each of the Seller and the Servicer hereby represents and warrants to the Administrator, the Purchaser Agents and the Purchasers as follows:

(a)                                 Representations and Warranties.  The representations and warranties made by such Person in the Agreement and each of the other Transaction Documents are true and correct as of the date hereof and after giving effect to this Amendment (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b)                                 Enforceability.  The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary action on its part.  This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with their respective terms.

(c)                                  No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

SECTION 6.                            Effect of Amendment; Ratification.  All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect.  After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect, in each case referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.  This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as specifically set forth herein.  The Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 7.                            Effectiveness.  This Amendment shall become effective as of the date (such date, the “Effective Date”) upon which each of the following conditions precedent have been satisfied: (I) receipt by the Administrator of duly executed counterparts of each of (a) this Amendment and (b) the Fee Letter and (II) the Assignor shall have received the Payoff Amount in its entirety in accordance with Section 2 of this Amendment.

SECTION 8.                            Costs and Expenses.  Each of the parties hereto hereby agrees (a) to be solely responsible for any costs and expenses (including Attorney Costs) incurred by such Person in connection with the preparation, execution and delivery of this Amendment and (b) that neither the Seller nor the Servicer shall be responsible for the payment of any rating agency fees (or any portion thereof) incurred by Market Street on or after the date hereof.

SECTION 9.                            No Proceedings.  Each of the parties hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, Market Street any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by Market Street is paid in full.  The provisions of this Section 9 shall survive any termination of the Agreement.

SECTION 10.                     Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 11.                     GOVERNING LAW.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 12.                     Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

SECTION 13.                     Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 14.                     Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 15.                     Transaction Document.  This Amendment shall be deemed to be a Transaction Document for all purposes of the Agreement and each other Transaction Document.

SECTION 16.                     Ratification.  After giving effect to this Amendment and the transactions contemplated by this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CLOUD PEAK ENERGY RECEIVABLES LLC, as Seller

By:	/s/ Girish Hemrajani
Name:	Girish Hemrajani
Title:	V.P. — Treasurer

First Amendment to RPA

(Cloud Peak)

CLOUD PEAK ENERGY RESOURCES LLC,
as Servicer and as Guarantor

By:	/s/ Girish Hemrajani
Name:	Girish Hemrajani
Title:	V.P. — Treasurer

First Amendment to RPA

(Cloud Peak)

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

First Amendment to RPA

(Cloud Peak)

MARKET STREET FUNDING LLC,
as Assignor

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

First Amendment to RPA

(Cloud Peak)

PNC BANK, NATIONAL ASSOCIATION’S PURCHASER GROUP:

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent, as the Related Committed Purchaser for its Purchaser Group and as Assignee

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

First Amendment to RPA

(Cloud Peak)

ATLANTIC ASSET SECURITIZATION LLC’S PURCHASER GROUP:

ATLANTIC ASSET SECURITIZATION LLC,
as a Conduit Purchaser

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

First Amendment to RPA

(Cloud Peak)

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as the Related Committed Purchaser and Purchaser Agent for Atlantic Asset Securitization LLC’s Purchaser Group

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

First Amendment to RPA

(Cloud Peak)